                                                                  EXHIBIT 4.3(d)

                       FIRST AMENDMENT TO LOAN AGREEMENT


         THIS FIRST AMENDMENT TO LOAN AGREEMENT (the "Amendment") is made and entered into this 29th day of October, 1998, by and between INTERLOTT TECHNOLOGIES, INC., a Delaware corporation ("Borrower"), and MERCANTILE BUSINESS CREDIT INC., a Missouri corporation ("Lender").

                                  WITNESSETH:

         WHEREAS, Borrower and Lender have heretofore entered into that certain Loan Agreement dated October 29, 1997 (the "Loan Agreement"; all capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Loan Agreement as amended by this Amendment); and

         WHEREAS, Borrower and Lender desire to amend the Loan Agreement in the manner hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

         1. Section 2.09 of the Loan Agreement hereby is deleted in its entirety and the following substituted in lieu thereof:

                           2.09 Early Termination and Early Termination Fee. Borrower may elect to terminate this Agreement at any time. Borrower hereby agrees that in the event that Lender or Borrower elects to terminate this Agreement (including, without limitation, any termination by Lender as a result of the occurrence of any Event of Default under this Agreement), Borrower will pay to Lender the total of the following: (a) if such termination occurs prior to the last day of the Revolving Credit Period, an early termination fee in the amount of $15,000.00; (b) any amount of interest accrued through the date of termination with respect to the outstanding Borrower's Obligations; and (c) the Outstanding Borrower's Obligations.

         2. Pursuant to Borrower's request, Lender hereby waives payment of the anniversary fee required to be paid by Borrower on October 29, 1998, pursuant to Section 2.08 of the Loan Agreement. This paragraph is not and shall not be construed as (a) a waiver of any of the other terms, provisions, conditions or covenants contained in the Loan Agreement, including, without limitation, payment of any subsequent anniversary fee payable under Section
2.08 of the Loan Agreement or (b) a commitment on the part of Lender to waive any future anniversary fee or other fee or payment required to be paid by Borrower under the Loan Agreement.

         3. Borrower hereby agrees to reimburse Lender upon demand for all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Lender in the preparation, negotiation and execution of this Amendment and any and all other agreements, documents, instruments and/or certificates relating to the amendment of Borrower's existing credit facilities with Lender (collectively, the "Loan Documents"). Borrower further agrees to pay or reimburse Lender for (a) any stamp or other taxes (excluding income or gross receipts taxes) which may be payable with respect to the execution, delivery, filing and/or recording of the Loan Documents and (b) the cost of any filings and searches, including, without limitation, Uniform Commercial Code filings and searches. All of the obligations of Borrower under this paragraph shall survive the payment of the Borrower's Obligations and the termination of the Loan Agreement.

         4. All references in the Loan Agreement to "this Agreement" and any other references of similar import shall henceforth mean the Loan Agreement as amended by this Agreement.

         5. Except to the extent specifically amended by this Amendment, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Loan Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed.

         6. This Amendment shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign, transfer or delegate any of its rights or obligations under the Loan Agreement as amended by this Amendment.

         7.       Borrower hereby represents and warrants to Lender that:

                  (a) the execution, delivery and performance by Borrower of this Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and require no action by or in respect of, consent of or filing or recording with, any governmental or regulatory body, agency or official or any other Person;

                  (b) the execution, delivery and performance by Borrower of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the Certificate or Articles of Incorporation or By-Laws of Borrower, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory agency or instrumentality or any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property or assets is bound or to which Borrower or any of its Property or assets is subject;

                  (c) this Amendment has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (d) all of the representations and warranties of Borrower set forth in the Loan Agreement and the other Transaction Documents are true and correct in all material respects on and as of the date of this Amendment as if made on and as of the date of this Amendment; and

                  (e) as of the date of this Amendment, no Default or Event of Default under or within the meaning of the Loan Agreement has occurred and is continuing.

         8. In the event of any inconsistency or conflict between this Amendment and the Loan Agreement, the terms, provisions and conditions contained in this Amendment shall govern and control.

         9. This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

         10. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER AND LENDER FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWER AND LENDER COVERING SUCH MATTERS ARE CONTAINED IN THE LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT AND THE OTHER TRANSACTION DOCUMENTS, WHICH LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT AND OTHER TRANSACTION DOCUMENTS ARE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN BORROWER AND LENDER, EXCEPT AS BORROWER AND LENDER MAY LATER AGREE IN WRITING TO MODIFY THEM.

         11. Notwithstanding any provision contained in this Amendment to the contrary, this Amendment shall not be effective unless and until Lender shall have received:

         (a)      this Amendment, duly executed by Borrower; and

         (b) a Secretary's Certificate certifying as to duly adopted resolutions of the Board of Directors of Borrower which authorize the execution, delivery and performance of this Amendment and containing any incumbency certificate, which shall identify by name and title and bear the signatures of all of the officers of Borrower executing this Amendment.

         IN WITNESS WHEREOF, Borrower and Lender have executed this First Amendment to Loan Agreement as of the date first set forth above.


                                             INTERLOTT TECHNOLOGIES, INC.


                                             By
                                               --------------------------------
                                             Title:
                                                   ----------------------------


                                             MERCANTILE BUSINESS CREDIT INC.


                                             By
                                               --------------------------------
                                             Title:
                                                   ----------------------------

                            SECRETARY'S CERTIFICATE


         I, Gary S. Bell , hereby certify to Mercantile Business Credit Inc. ("Mercantile") that I am the duly elected, qualified and acting Secretary of INTERLOTT TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and as such have charge of the corporate books and records of the Company.

         I further certify to Mercantile as follows:

         1. There have been no amendments or other changes to the Certificate of Incorporation or Bylaws of the Company since October 29, 1997.

         2. Exhibit A attached hereto and made a part hereof is a true, correct and complete copy of certain resolutions duly adopted by the Board of Directors of the Company effective as of October 29, 1998, in accordance with the laws of the State of Delaware and the Certificate of Incorporation and Bylaws of the Company and that such resolutions are on the date hereof still in full force and effect.

         3. The following named individuals are duly elected officers of the Company and hold the offices opposite their respective names, and that the signatures written opposite each name and title is such individual's correct signature.


     NAME                             OFFICE                                   SIGNATURE

L. Rogers Wells                 Chairman
                                                                        ------------------------

David Nichols                   President
                                                                        ------------------------

Gary Bell                       Secretary
                                                                        ------------------------

Thomas Stokes                   V.P. Operations
                                                                        ------------------------

Dennis Blazer                   Chief Financial Officer
                                                                        ------------------------


         Executed as of the 29th day of October, 1998.



                                          -------------------------------------
                                                                    , Secretary
                                          -------------------------